Exhibit 1.3

[•] Shares

Columbia Financial, Inc.

UNDERWRITING AGREEMENT

[•], 2026

KEEFE, BRUYETTE & WOODS, INC.

As Representative of the several

Underwriters listed in Schedule I hereto

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Columbia Financial, Inc., a newly-formed Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), pursuant to the terms set forth herein (this “Agreement”), an aggregate of [•] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The offering of the Shares is sometimes referred to herein as the “Firm Commitment Underwritten Offering.” Keefe, Bruyette & Woods, Inc. has agreed to act as representative for the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

Columbia Financial, Inc., a Delaware corporation (the “Holding Company”) and the holding company of Columbia Bank (the “Bank”), in accordance with that certain Plan of Conversion (the “Plan”), adopted on January 31, 2026 by the Boards of Directors of the Holding Company and Columbia Bank MHC, a mutual holding company organized under the laws of the United States (the “MHC” and, together with the Holding Company, the Company and the Bank, the “Columbia Parties”), intends to convert from the mutual holding company-form of organization to the fully stock form of organization (the “Conversion”) through (i) the merger of the MHC with and into the Holding Company, with the Holding Company as the surviving entity (the “MHC Merger”) and (ii) the merger of the Holding Company with and into the Company , with the Company as the surviving entity (the “Mid-Tier Merger”), all in compliance with applicable federal, Maryland and Delaware law and the respective rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), in each case only as specifically applicable to the Conversion. Pursuant to the Plan, each share of Holding Company common stock outstanding immediately prior to the Conversion (other than such shares held by the MHC) will be exchanged for between 1.8729 shares and 2.5340 shares of Common Stock, as further described in the Registration Statement (as defined below) (the “Exchange Shares”). Concurrent with the adoption and approval of the Plan by the Boards of Directors of the MHC and

the Holding Company, the Company, the Holding Company, the MHC and Northfield Bancorp, Inc. (“Northfield”) also entered into that certain Agreement and Plan of Merger, dated as of January 31, 2026, (the “Merger Agreement”) pursuant to which the Company will acquire Northfield, the holding company of Northfield Bank, by the merger of Northfield with and into the Company (the “Northfield Merger”) immediately following the completion of the Conversion. Pursuant to the Merger Agreement, each share of Northfield common stock outstanding immediately prior to the closing date of the Northfield Merger will be converted, at the election of Northfield stockholders, into cash consideration or Common Stock (the “Merger Shares”), subject to certain adjustments and proration procedures set forth in the Merger Agreement.

In connection with the Conversion, the Company has offered for sale shares of its Common Stock (the “Subscription Offering Shares”) in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with aggregate account balances of at least $50.00 as of the close of business on December 31, 2024 (“Eligible Account Holders”), (2) tax-qualified plans of the Bank; (3) depositors of the Bank with aggregate account balances of at least $50.00 as of the close of business on March 31, 2026, who are not otherwise Eligible Account Holders, other than directors and executive officers of the Bank (“Supplemental Eligible Account Holders”), and (4) other depositors of the Bank as of the close of business on April 30, 2026 who do not qualify as Eligible Account Holders or Supplemental Eligible Account Holders and borrowers of the Bank as of November 14, 1995 whose borrowings remained outstanding on April 30, 2026. The Subscription Offering and the Firm Commitment Underwritten Offering are collectively referred to herein as the “Offering.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-294103), covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which registration statement has been declared effective by the Commission. Such registration statement, as amended by any post-effective amendments, including the financial statements, exhibits and schedules thereto, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-1 under the Securities Act, and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” From and after the date and time of filing any registration statement increasing the size of the offering pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission on July 1, 2026, a post-effective registration statement on Form S-1 (“Post-Effective Amendment No. 1”), which Post-Effective Amendment No. 1 was declared effective by the Commission on [•] [A.M.][P.M.], New York City time, on [•], 2026 (the “Applicable Time”). The term “Base Prospectus” means the prospectus dated May 11, 2026 relating to the Shares, in the form in which it was filed with the Commission on May 21, 2026. The prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is referred to herein as the “Prospectus Supplement.” The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement, and each prospectus supplement in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus Supplement, together with the Base Prospectus, is referred to herein as a “preliminary prospectus.” The preliminary prospectus relating to the Shares that was included in the Post-Effective Amendment No. 1 immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The “Pricing Disclosure Package” means the Pricing Prospectus, together with the Issuer Free Writing Prospectuses (as defined below), if any, listed on Schedule II hereto, and the pricing information conveyed orally to investors, and as set forth on Schedule II hereto. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereunder is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Pricing Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Columbia Parties confirm as follows their agreement with the Representative and the several other Underwriters.

Section 1.

(a) Each of the Columbia Parties, as applicable, represents and warrants to each Underwriter at the date hereof, the Applicable Time, and the Closing Date (as defined below) and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Registration Statement and Post-Effective Amendment No. 1 were declared effective by the Commission on May 11, 2026 and on [•], 2026, respectively. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, including Post-Effective Amendment No. 1 and any other post-effective amendment thereto, has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, Post-Effective Amendment No. 1 and any other post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and any Rule 462(b) Registration Statement, if applicable, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. The Registration Statement was declared effective by the Commission on May 11, 2026 and the Post-Effective Amendment No. 1 was declared effective by the Commission on [•], 2026, no stop order has been issued with respect thereto and no proceedings related thereto have been initiated or, to the knowledge of the Columbia Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and the Pricing Disclosure Package, became effective, the Registration Statement complied as to form in all material respects with the Securities Act and the Securities Act Regulations, and the Registration Statement, the Prospectus and the Pricing Disclosure Package did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time the Base Prospectus was filed with the Commission and at the Closing Date, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and the Pricing Disclosure Package did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Columbia Parties by the Underwriters expressly regarding the Underwriters or their counsel for use in the Prospectus under the caption “The Conversion and Offering — Plan of Distribution; Selling Agent and Underwriter Compensation.”

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto or the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Columbia Parties by the Underwriters through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the names of the Underwriters and their respective allocation of Shares, and such information set forth in the sections titled “Firm Commitment Underwritten Offering” and “Plan of Distribution; Selling Agent and Underwriter Compensation” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and (C) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v) Auditors. KPMG LLP, which audited the consolidated financial statements of the Holding Company filed as part of the Registration Statement, has advised the Holding Company in writing that it is an independent certified public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the Commission, that it is registered with the PCAOB and that it is, with respect to the Holding Company and each subsidiary thereof, an independent certified public accounting firm as required by the Securities Act and the Securities Act Regulations.

(vi) Financial Statements. The consolidated financial statements, schedules and notes related thereto that are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus with respect to the Holding Company fairly present in all material respects the financial condition, results of operations, equity and cash flows of the Holding Company at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles (“GAAP”) (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as noted in the notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Holding Company with the Federal Reserve, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus and the Pricing Prospectus present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of the Holding Company included in the Prospectus and the Pricing Prospectus, as applicable, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(vii) Non-GAAP Financial Measures. To the extent applicable, all disclosures contained in the Registration Statement, the Prospectus and the Pricing Prospectus, including the documents incorporated by reference therein, if any, regarding “non-GAAP financial measures” (as such term is defined by the Securities Act) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act.

(viii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs or prospects of the Columbia Parties, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Columbia Parties or in the principal amount of the Bank’s assets that are classified as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Columbia Parties, nor have the Columbia Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business;

(iii) there have not been any material transactions entered into by the Columbia Parties that have not been disclosed in the Prospectus or the Pricing Disclosure Package; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank’s deposits; (v) there has been no material adverse change in the Columbia Parties’ relationship with their insurance carriers, including, without limitation, cancellation or other termination of the Columbia Parties fidelity bond or any other type of insurance coverage; (vi) there has been no material change in executive management of any of the Columbia Parties; (vii) none of the Columbia Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Columbia Parties is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Columbia Parties conform in all material respects to the descriptions thereof contained in the Prospectus or the Pricing Disclosure Package; (x) none of the Columbia Parties has any material contingent or other liabilities, except as set forth in the Prospectus or the Pricing Disclosure Package; and (xi) there has been no dividend or distribution of any kind declared, paid or made by the Columbia Parties.

(ix) Good Standing of the Holding Company. The Holding Company is duly organized and validly existing as a stock corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and is qualified to transact business and is in good standing in New Jersey and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, business affairs or prospects of the Columbia Parties taken as a whole (a “Material Adverse Effect”). The Holding Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in compliance therewith in all material respects, and the Holding Company is in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business.

(x) Good Standing of the Company. The Company is duly organized and validly existing as a stock corporation under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and, prior to the Closing Date, will be qualified to transact business and in good standing in New Jersey and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect. On the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations then required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in compliance therewith in all material respects, and the Company will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business.

(xi) Good Standing of Subsidiaries. The Bank is a duly organized and validly existing federally-chartered savings bank, duly authorized to conduct its business and own its property as described in the Registration Statement, the Prospectus [and the Pricing Prospectus]. The Bank has all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank now is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of New York (the “FHLB-NY”), or as would not be material to the operations of the Bank. Upon completion of the Conversion, (i) all of the outstanding capital stock of the Bank will be duly authorized, validly issued, fully paid and non-assessable, and owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind and (ii) the Company will have no direct subsidiaries other than the Bank.

(xii) Capitalization. Upon completion of the Conversion, the issued and outstanding capital stock of the Company will be within the range set forth in the Registration Statement, the Prospectus and the Pricing Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Company); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Registration Statement, Prospectus and Pricing Prospectus, will be duly and validly issued, fully paid and non-assessable, owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, there will be no outstanding warrants or options to purchase any securities of the Company. The Shares will have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Shares contained in the Prospectus. The issuance of the Shares is not subject to any preemptive right, except for the subscription rights granted pursuant to the Plan. The terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(xiii) Authorization of Agreement. Each of the Columbia Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the Columbia Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Registration Statement, the Prospectus and the Pricing Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of each of the Columbia Parties. This Agreement has been validly executed and delivered by each of the

Columbia Parties, and is a valid, legal and binding obligation of each of the Columbia Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, or the rights of creditors of insured financial institutions and their holding companies, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Section 8 hereof may be unenforceable as against public policy.

(xiv) Securities Offerings. None of the Columbia Parties has: (i) issued any securities within the last 18 months except for (a) notes to evidence Bank loans or other liabilities in the ordinary course of business or as described in the Registration Statement, Prospectus or the Pricing Prospectus and (b) shares of Common Stock issued with respect to the initial capitalization of the Company; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Underwriters and the Columbia Parties in connection with the Offering or the offering of shares of the Common Stock of the Company, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(xv) Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Common Stock” and under the caption “Regulation and Supervision,” insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; and the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Federal and State Taxation,” insofar as they purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Shares.

(xvi) Absence of Defaults and Conflicts. None of the Columbia Parties is or at the Closing Date will be (i) in violation of their respective charters or bylaws, as applicable or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would be reasonably expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) violate or conflict with the charter or bylaws or other governing documents of any of the Columbia Parties; (ii) conflict with, or constitute a breach of or default under, any material contract, lease or other instrument to which any of the Columbia Parties is a party or by which any of the properties of the Columbia Parties may be bound, or any applicable law, rule, regulation or order, except for such violations, conflicts, breaches or defaults that would not individually or in the aggregate result in a Material

Adverse Effect; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Columbia Parties, except for such violations which would not be reasonably expected to have a Material Adverse Effect; or (iv) result in the creation of any lien, charge or encumbrance upon any property of the Columbia Parties, except for such liens, charges or encumbrances that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xvii) Nasdaq Compliance. As of the Closing Date, the Common Stock will be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed on The Nasdaq Global Select Market (“Nasdaq”). The Company has taken no action designed to, or likely to have the effect of, terminating, on or after the Closing Date, the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing approval. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(xviii) Absence of Proceedings. None of the Columbia Parties are in violation of any directive from the OCC, the Federal Reserve, or any other governmental agency, to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC or the Federal Reserve); the Columbia Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC or the Federal Reserve, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect), and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Columbia Parties, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which might be reasonably expected to result in a Material Adverse Effect.

(xix) Compliance with Bank Regulatory Authorities. As of the date hereof and as of the Closing Date, except as described in the Registration Statement, Prospectus or Pricing Disclosure Package, no Columbia Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the OCC or the Federal Reserve of a proposal to increase the minimum capital requirements of a Columbia Party) or has adopted any board resolution at the request of, any regulatory authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any Columbia Party been advised by any regulatory authority that such regulatory authority is considering issuing or requesting any such Regulatory Agreement, provided, however, that notwithstanding anything to the contrary contained in this subsection (xix), the term “Regulatory Agreement” does not include any confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a regulatory authority the disclosure of which would be prohibited by such regulatory authority. There is no unresolved violation, criticism or exception by any regulatory authority with respect to any regulatory report that would be reasonably expected to result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Columbia Parties of this Agreement, or the issuance of the Shares, except for the approvals of the Federal Reserve, the Commission, such approvals as may be required under the rules of FINRA or Nasdaq, and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(xxi) Title to Property. The Columbia Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the Columbia Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus, the pledging of assets to secure advances from the FHLB-NY, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect; and, to the knowledge of the Columbia Parties, all of the leases and subleases which are material to the businesses of the Columbia Parties, taken as a whole, including those described in the Registration Statement, Prospectus or Pricing Disclosure Package, are in full force and effect.

(xxii) Possession of Intellectual Property. The Columbia Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Prospectus or the Pricing Prospectus (collectively, the “Columbia Parties’ Intellectual Property”). The Columbia Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Columbia Parties is unenforceable or invalid. To the Columbia Parties’ knowledge, no Columbia Party has infringed or otherwise violated any intellectual property rights of any third person or is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Columbia Parties’ Intellectual Property. No person has asserted in writing, or to the Columbia Parties’ knowledge, threatened to assert any claim against, or notified, the Columbia Parties that (i) one or more of the Columbia Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) one or more of the Columbia Parties are in breach or default of any contract under which any of the Columbia Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Columbia Parties’ Intellectual Property. To the knowledge of each Columbia Party, no third party is infringing or otherwise violating any of the Columbia Parties’ Intellectual Property.

(xxiii) Environmental Laws. None of the Columbia Parties nor any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of any of the Columbia Parties, threatened relating to the liability of any property owned or operated by any of the Columbia Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, whether by type or by quantity, including any material containing any such substance as a component.

(xxiv) ERISA. No Columbia Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement, the Prospectus and the Pricing Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Columbia Parties (the “Columbia Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Columbia Employee Plan for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Columbia Employee Plan and (iv) all Columbia Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Columbia Parties, threatened claims by or on behalf of any Columbia Employee Plan, by any employee or beneficiary covered under any such Columbia Employee Plan or by any governmental authority, or otherwise involving such Columbia Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(xxv) Internal Control Over Financial Reporting. Each of the Columbia Parties maintains, and the Company and the Bank will maintain after the Closing Date, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(xxvi) Disclosure Controls and Procedures. The books, records and accounts and systems of internal accounting control of the Holding Company comply in all material respects with the requirements of Section 13(b)(2) of the Exchange Act. The Company will establish as of the Closing Date and maintain thereafter to the extent required by applicable regulations, “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms under the Exchange Act. To the knowledge of the Columbia Parties, neither KPMG LLP nor the Audit Committee of the Board of Directors of the Holding Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Bank’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s internal accounting controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Holding Company’s internal control over financial reporting.

(xxvii) Compliance with the Sarbanes-Oxley Act. As of the Closing Date the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(xxviii) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(xxix) Payment of Taxes. The Columbia Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect, and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Columbia Parties or with the issuance, sale or contribution by the Company of the Shares.

(xxx) Insurance. Each of the Holding Company and the Company carries, or is covered by, insurance in such amounts and covering such risks as are reasonably prudent and customary in the business in which they are engaged, and all policies of insurance insuring the Columbia Parties are in full force and effect. Each applicable Columbia Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Within the past five years, no Columbia Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xxxi) Investment Company Act. None of the Columbia Parties is required to be registered as an investment company under the Investment Company Act of 1940.

(xxxii) Absence of Manipulation. Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed, or which has constituted or which would be expected, to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company.

(xxxiii) OFAC. No Columbia Party or, to their knowledge, any director, officer, agent, employee or affiliate of any Columbia Party is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Relationship. No relationship, direct or indirect, exists between or among any Columbia Party, on the one hand, and one or more directors, officers, shareholders, customers or suppliers of such Columbia Party, on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, Prospectus or Pricing Disclosure Package and that is not so described.

(xxxv) Lock-Up Agreements. Each of the Company’s officers, as defined by Rule 16a-1(f) of the Exchange Act Regulations, directors, and certain other individuals, in each case as listed on Exhibit B-1 hereto has executed and delivered lock-up agreements as contemplated by Section 6(s) hereof.

(xxxvi) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Columbia Parties or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xxxvii) Deposit Insurance. The Bank is a member of the FHLB-NY. The deposit accounts of the Bank are insured by the FDIC up to the maximum limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Columbia Parties, threatened.

(xxxviii) Off-Balance Sheet Transactions. Except as described in the Registration Statement, the Prospectus or the Pricing Disclosure Package, to the knowledge of the Columbia Parties, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Bank’s or the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(b) The Columbia Parties, as applicable, have a reasonable basis for making each of the representations set forth in Section 1(a). The Columbia Parties acknowledge that the Underwriters and, for the purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Columbia Parties and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance. Any certificate signed by, or on behalf of, the Company or any of the Columbia Parties delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or, as applicable, the Columbia Parties, to the Underwriters as to the matters covered thereby.

Section 2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $[•] (the “Purchase Price”), the number of Shares (to be adjusted by the Company so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from the Company.

Section 3.

(a) It is understood that the several Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

(b) The Company will deliver the Shares to the Representative in book entry form through the facilities of DTC for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer to an account designated by the Company at the office of Nutter, McClennen & Fish, LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, at 10:00 A.M., New York time, on [•], 2026, unless postponed in accordance with Section 10 hereof, or such other time and date not later than 1:30 P.M., New York City time, on the fifth business day thereafter, as the Representative and the Company determine, such time being referred to herein as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares. The book-entry security entitlements for the Shares to be delivered will be in such denominations and registered in such names as the Representative requests.

Section 4.

(a) The Company further covenants and agrees with each of the Underwriters as follows:

(i) The Company will not file any amendment or supplement to the Registration Statement, Prospectus or Pricing Prospectus without providing the Underwriters and their counsel a reasonable opportunity in advance to review and comment on such amendment or supplement. The Company will furnish promptly to the Underwriters and their counsel copies of all correspondence from the Commission with respect to the Registration Statement, Prospectus and Pricing Prospectus and the Company’s responses thereto and will provide the Underwriters and their counsel a reasonable opportunity to review and comment on such responses.

(ii) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters (which consent shall not be unreasonably withheld, conditioned or delayed), will not make any offer relating to the Shares that would constitute an “Issuer Free Writing Prospectus.” The Company agrees that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(iii) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement, Prospectus or Pricing Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters that any use of such Issuer Free Writing Prospectus shall cease until it is amended or supplemented, and the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Columbia Parties will furnish promptly to the Underwriters and their counsel copies of all correspondence from the Commission with respect to the Registration Statement, the Prospectus or the Pricing Prospectus.

(v) The Columbia Parties will use their best efforts to cause the Post-Effective Amendment No. 1 and any other post-effective amendment to the Registration Statement to be declared effective by the Commission. The Columbia Parties will as promptly as reasonably applicable upon receipt of any information concerning the events listed below notify the Underwriters: (i) of the receipt of any comments from the Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (ii) of any request by the Commission or any other governmental entity for any amendment or supplement to the Registration Statement, the Post-Effective Amendment No. 1 or for additional information; (iii) of the issuance by the Commission, the Federal Reserve, or any other governmental agency of any order or other action suspending the Offering or the use of the Prospectus or the Pricing Prospectus, or the threat of any such action; or (iv) of the issuance by the Commission or any other state authority of any stop order suspending the effectiveness of the Registration Statement, the Post-Effective Amendment No. 1, the Prospectus or the Pricing Prospectus or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Columbia Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the Federal Reserve or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Columbia Parties will provide copies of the foregoing comments, requests and orders to the Underwriters upon receipt of such items.

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) or the Pricing Prospectus, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations.

(vii) The Columbia Parties will deliver to the Underwriters and to their counsel copies of each of the following documents, with all exhibits: (i) the Registration Statement, as originally filed and each amendment thereto, and (ii) the Pricing Prospectus, as originally filed and each amendment thereto. Further, the Columbia Parties will deliver such additional copies of the foregoing documents to counsel to the Underwriters as may be required for any FINRA filings.

(viii) The Columbia Parties will furnish to the Underwriters, from time to time during the period when the Prospectus or Pricing Prospectus (or any later prospectus related to this Offering) is required to be delivered under the Securities Act or the Securities Act Regulations, such number of copies of such Prospectus or Pricing Prospectus (each as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act and the Securities Act Regulations. The Company authorizes the Underwriters to use the Prospectus and the Pricing Prospectus (each as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Underwriters.

(ix) The Columbia Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby, imposed by the Commission, the Federal Reserve, or by the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), to be complied with prior to or subsequent to the Closing Date; and when the Prospectus or Pricing Prospectus is required to be delivered, and during such time period the Columbia Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the

Commission, the Federal Reserve, or by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, including, without limitation, Rule 10b-5 under the Exchange Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus and Pricing Prospectus. The Company will comply in all material respects with all undertakings contained in the Registration Statement, the Prospectus and the Pricing Prospectus.

(x) The Company will prepare the Pricing Prospectus in a form reasonably acceptable to the Underwriters that complies in all material respects with the Securities Act and the Securities Act Regulations and will file such Pricing Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date such Pricing Prospectus is first used.

(xi) During any period when the Prospectus or the Pricing Prospectus is required to be delivered, each of the Columbia Parties will inform the Underwriters of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement, Prospectus and/or Pricing Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Columbia Parties, to amend or supplement the Registration Statement, the Prospectus or the Pricing Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Columbia Parties will, at their expense, prepare, file with the Commission and the Federal Reserve, as applicable, and furnish to the Underwriters, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement, the Prospectus and the Pricing Prospectus (after a reasonable time for review by counsel for the Underwriters) which will amend or supplement the Registration Statement, the Prospectus and/or the Pricing Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Columbia Parties will furnish such information with respect to itself as the Underwriters may from time-to-time reasonably request.

(xii) Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with the Underwriters, to register or to qualify the Shares, to the extent applicable, for offering and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Firm Commitment Underwritten Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salespersons or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification.

(xiii) None of the Columbia Parties will sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of their capital stock or securities convertible into or exercisable for shares of their capital stock without the Underwriters’ prior written consent, other than the Shares, the Subscription Offering Shares, the Merger Shares, the Exchange Shares, or in connection with any plan or arrangement described in the Prospectus or the Pricing Prospectus, including the Plan and any existing stock benefit plans.

(xiv) The Columbia Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds of the Offering.”

(xv) The Columbia Parties will distribute the Prospectus, the Pricing Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Securities Act and the Securities Act Regulations, and the laws of any state in which the Shares are qualified for sale.

(xvi) On or prior to the Closing Date, the Company shall register its Common Stock under Section 12(b) of the Exchange Act. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law. For three years, the Company will use its best efforts to effect and maintain the quotation of the Common Stock on the Nasdaq and will comply with all applicable rules and requirements thereof.

(xvii) During the period during which Shares are registered under the Exchange Act, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the Securities Act and the Exchange Act). During the period of three years from the date hereof, the Company will furnish to the Underwriters unless available on the Commission’s EDGAR system: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to shareholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release, and material news items and additional documents and information with respect to the Company or the Bank as the Underwriters may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Columbia Parties as the Underwriters may reasonably request.

(xviii) The Company will promptly take all necessary action to register as a bank holding company under Section 3 of the BHCA.

(xix) The Columbia Parties will take such actions and furnish such information as are reasonably requested by the Underwriters in order for the Underwriters to ensure compliance with Rules 5130 and 5131 of FINRA.

(xx) Until the Closing Date, the Columbia Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the OCC and the Federal Reserve.

(xxi) The Columbia Parties will not amend the Plan or the Merger Agreement without notifying the Underwriters prior thereto.

(xxii) The Columbia Parties will take all actions necessary to ensure that, immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed on the Columbia Parties by the Federal Reserve or any other governmental authority, if any, shall have been complied with by the Columbia Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(xxiii) Prior to the Closing Date, the Columbia Parties will inform the Underwriters of any event or circumstances of which any of them is aware as a result of which the Registration Statement, the Prospectus and/or the Pricing Prospectus, each as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(xxiv) The Company will not deliver the Shares until the Columbia Parties have satisfied or caused to be satisfied each condition set forth in Section 6 hereof, unless such condition is waived in writing by the Underwriters.

(xxv) Subsequent to the date Post-Effective Amendment No. 1 is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Columbia Parties will: (i) issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in Post-Effective Amendment No. 1 in the ordinary course of its business, or (ii) enter into any transaction which is material in light of the business and properties of the Columbia Parties, taken as a whole.

(xxvi) The facts and representations provided to Kilpatrick Townsend & Stockton LLP by the Company and upon which Kilpatrick Townsend & Stockton LLP will base its opinion under Section 6(d) of this Agreement are and will be truthful, accurate and complete.

(xxvii) Other than as permitted by the Securities Act, the Securities Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Columbia Parties will not distribute any offering material in connection with the Offering except for the Prospectus that has been filed with the Registration Statement and the Pricing Disclosure Package, as applicable, and authorized for use by the Commission and the Federal Reserve. The Pricing Disclosure Package will not conflict in any material respect with the information contained in the Registration Statement, the Prospectus and the Pricing Prospectus.

(xxviii) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(xxix) The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

(xxx) During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise directly or indirectly dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or exercise any right with respect to the registration thereof, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any such other securities, (B) enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequence of ownership of Common Stock or such other securities, or (C) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or arrangement, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case, other than (W) the Shares to be sold hereunder, (X) the issuance of equity awards granted pursuant to the Company’s benefit plans that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, or the filing of one or more registration statements on Form S-8 with respect to the issuance of securities under such benefit plans, (Y) the issuance of shares of Common Stock upon the exercise of, or otherwise pursuant to any such equity awards, or (Z) the issuance of the Subscription Offering Shares, the Merger Shares and the Exchange Shares.

(xxxi) During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement attached as Exhibit B. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and shareholders pursuant to Section 6(s) hereof.

(xxxii) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of preliminary prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the

Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(xxxiii) The Company will not take, and will use commercially reasonable efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(xxxiv) The Company will report the use of proceeds of the Offering in accordance with Rule 463 of the Securities Act Regulations.

(xxxv) Until the completion of all actions required in connection with the Conversion and this Agreement, each of the Columbia Parties will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

Section 5. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (B) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (C) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (D) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(a)(xii), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (E) all fees and expenses in connection with listing the Shares on Nasdaq, (F) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees and the reasonable fees and disbursements of counsel to the Underwriters, (G) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (H) the cost and charges of any transfer agent or registrar, (I) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares, (J) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, (K) the costs to obtain all regulatory approvals required to be obtained by the Company or any subsidiary, including bank regulatory approvals, (L) settlement in same day funds, and (M) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the fees and expenses of the Underwriters (including the reasonable fees and disbursements of counsel to the Underwriters) to be paid or caused to be paid by the Company under this Section 5 shall not exceed $[•] in the aggregate.

Section 6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date are subject, to the extent not waived in writing by the Underwriters, to the condition that all of representations and warranties of the Columbia Parties herein contained are, at and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct in all material respects (except to the extent such representations or warranties are qualified as to materiality, in which case they shall be true and correct in all respects), the condition that the Columbia Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Columbia Parties shall have conducted the Conversion in all material respects in accordance with the Plan and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Federal Reserve or any other government authority.

(b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 4(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. At the Closing Date, no stop order or other action suspending the effectiveness of Post-Effective Amendment No. 1 shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Columbia Parties, threatened by the Commission or any other regulatory authority and no order or other action suspending the authorization for use of Post-Effective Amendment No. 1 or the Pricing Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Columbia Parties, threatened by the Commission or any other regulatory authority. The Shares shall have been registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Underwriters shall have reasonably requested and as agreed to by the Company.

(c) (i) Neither the Holding Company, the Bank nor any material subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there shall not have been any change in the Conversion or the Subscription Offering; (B) there shall not have been any change in the long-term debt of the Holding Company or any subsidiary, and (C) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Pricing Prospectus.

(d) At the Closing Date, the Underwriters shall have received:

(i) The opinion, dated as of the Closing Date and addressed to the Underwriters and for its benefit and upon which Underwriters’ counsel may rely for purposes of delivering its legal opinion (if any), of Kilpatrick Townsend & Stockton LLP, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect as attached hereto as Exhibit A.

(ii) The letter, dated as of the Closing Date and addressed to the Underwriters, of Kilpatrick Townsend & Stockton LLP in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect as set forth in the last paragraph of Exhibit A.

(e) Concurrently with the execution of this Agreement, the Underwriters shall receive a letter from KPMG LLP dated the date hereof and addressed to the Underwriters, such letter (i) confirming that KPMG LLP is a firm of independent public accountants within the meaning of the Securities Act and the Securities Act Regulations and the PCAOB, and stating in effect that in the opinion of KPMG LLP, the consolidated financial statements of the Holding Company included in the Pricing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Boards of Directors of the Columbia Parties and committees thereof and consultations with officers of the Columbia Parties responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements included in the Pricing Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Pricing Prospectus; or (B) except as stated in such letter, during the period from the date of the latest unaudited financial statements included in the Pricing Prospectus to a specified date not more than five business days prior to the date of the Pricing Prospectus, there was any changes to common stock, increase in long-term borrowings

(defined as securities sold under agreements to repurchase and any other form of debt other than deposits) or decrease in stockholders’ equity, or there was any decrease in net income (loss) of the Bank for the period commencing immediately after the period covered by the latest unaudited income statement included in the Pricing Prospectus and ended not more than five business days prior to the date of the Pricing Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in its opinion included in the Pricing Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (e), they have compared with the general accounting records of the Columbia Parties, which are subject to the internal controls of the accounting system of the Columbia Parties and other data prepared by the Columbia Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Pricing Prospectus as the Underwriters may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(f) At the Closing Date, the Underwriters shall receive a letter from KPMG LLP dated the Closing Date, addressed to the Underwriters, confirming the statements made by its letter delivered pursuant to Section 6(e), the “specified date” referred to in clause (ii)(B) thereof to be a date specified in the letter required by this subsection (f) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(g) Concurrently with the execution of this Agreement, the Underwriters shall receive a letter from Crowe LLP dated the date hereof and addressed to the Underwriters, such letter (i) confirming that Crowe LLP is a firm of independent public accountants within the meaning of the Securities Act and the Securities Act Regulations and the PCAOB, and stating in effect that in the opinion of Crowe LLP, the consolidated financial statements of Northfield included in the Pricing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Boards of Directors of Northfield and committees thereof and consultations with officers of Northfield responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements included in the Pricing Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Pricing Prospectus; or (B) except as stated in such letter, as of a specified date not more than three business days prior to the date of the Pricing Prospectus, there was no increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) or decrease in the deposits of Northfield Bank as compared to the date of the latest unaudited financial statements included in the Prospectus; and (iii) stating that, in addition to the audit referred to in its opinion included in the Pricing Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (g), they have compared with the general accounting records of Northfield, which are subject to the internal controls of the accounting system of Northfield and other data prepared by Northfield from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Pricing Prospectus as the Underwriters may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(h) On the Closing Date, the Underwriters shall receive a letter from Crowe LLP dated the Closing Date, addressed to the Underwriters, confirming the statements made by its letter delivered pursuant to Section 6(g), the “specified date” referred to in clause (ii)(B) thereof to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(i) On the Closing Date, the Representative shall have received the opinion of Nutter, McClennen & Fish, LLP, counsel for the Underwriters in connection with the offer and sale of the Shares, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the cover page of the Prospectus.

(j) At or prior to the Closing Date, counsel to the Underwriters shall have been furnished with such documents as counsel for the Underwriters may reasonably require for the purpose of enabling them to advise the Underwriters with respect to the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(k) At the Closing Date, the Underwriters shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Bank, dated the Closing Date, to the effect that:

(i) they have examined Post-Effective Amendment No. 1 and at the time Post-Effective Amendment No. 1 became effective, Post-Effective Amendment No. 1 did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) there has not been, since the respective dates as of which information is given in the Registration Statement and the Post-Effective Amendment No. 1, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Post-Effective Amendment No. 1, respectively;

(iii) the representations and warranties contained in Section 1 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date;

(iv) the Columbia Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 6;

(v) no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body;

(vi) no order suspending the Offering, the Conversion, the acquisition of all outstanding capital stock of the Bank by the Company, or the effectiveness of the Registration Statement or Post-Effective Amendment No. 1 has been issued and, to their knowledge, no proceedings for any such purpose have been initiated or threatened by the Commission or any other federal or state authority; and

(vii) to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Commission in approving the Offering or to enjoin the Conversion or the Offering

(l) At the Closing Date, if requested by the Underwriters, the Underwriters shall receive a certificate of the Chief Financial Officer of each of the Company and the Holding Company and/or Northfield, dated the Closing Date, to the effect that (A) the specified financial information contained in certain selected pages of the Pricing Prospectus (i) has been derived from the financial and corporate books and records of Northfield, (ii) has been estimated and prepared in good faith by Northfield, (iii) is believed to be true and correct in all material respects, and (B) nothing has come to their attention that would cause them to believe that such financial information is inaccurate or misleading in any material respect;

(m) At the Closing Date, the Underwriters shall receive a copy of the letter from RP Financial L.C. addressed to the Columbia Parties and dated as of the Closing Date:

(i) confirming that said firm is independent of the Columbia Parties and is experienced and expert in the area of corporate appraisals,

(ii) stating in effect that that certain appraisal delivered by RP Financial L.C. to the Company in connection with the filing of the Pricing Prospectus (the “Appraisal”) complies in all material respects with requirements of any applicable banking regulations, and

(iii) further stating that its opinion of the aggregate pro forma market value of the Columbia Parties expressed in the Appraisal as most recently updated, remains in effect.

(n) None of the Columbia Parties shall have sustained, since the date of the latest consolidated financial statements of the Holding Company included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, or civil unrest, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, Post-Effective Amendment No. 1, the Prospectus and the Pricing Prospectus, and since the respective dates as of which information is given in the Registration Statement, Post-Effective Amendment No. 1, the Prospectus and the Pricing Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth in the Registration Statement, Post-Effective Amendment No. 1, the Prospectus and the Pricing Prospectus, that is in the Underwriters’ reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Pricing Prospectus.

(o) Prior to and at the Closing Date, in the reasonable opinion of the Underwriters there shall have been no material adverse change in the financial condition or in the earnings or business of any of the Columbia Parties independently, or the Columbia Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus or Pricing Prospectus, as applicable, except as referred to therein.

(p) At or prior to the Closing Date, the parties will have received (i) a copy of the order from the Commission declaring the Pricing Prospectus effective; (ii) a certificate from the FHLB-NY evidencing the Bank’s membership therein; (iii) a certificate from the Secretary of State of the State of Maryland evidencing the valid existence of the Company; (iv) certificates from the Secretary of State of the State of Delaware evidencing the valid completion of the MHC Merger and the Mid-Tier Merger; (v) a certificate from the OCC as to the valid existence of the Bank as of the Closing Date; (vi) a certified copy of each of the Columbia Parties’ charters and bylaws, as applicable; and (vii) any other document reasonably obtainable that the Underwriters may reasonably request.

(q) Subsequent to the date hereof, there shall not have occurred any of the following (it being understood and agreed that the sole consequence of the occurrence of any event described in this Section 6(q) shall be the Representative’s right to terminate this Agreement pursuant to Section 11):

(i) a suspension or limitation in trading in securities generally on the NYSE, the Nasdaq, or in the over-the-counter market, or quotations halted generally on the OTC Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts;

(ii) a general moratorium on the operations of federally insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally insured financial institutions declared by either federal or state authorities; or

(iii) a material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the reasonable judgment of the Underwriters, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

(r) Prior to and at the Closing Date, none of the Columbia Parties will have received from the Federal Reserve any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Underwriters).

(s) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from the officers and directors of the Company listed on Exhibit B-1 hereto and such agreements shall be in full force and effect on the Closing Date.

(t) All such opinions, certificates, letters and documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters. Any certificate signed by an officer of any Columbia Party and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Columbia Party to the Underwriters as to the statements made therein.

Section 7. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 8.

(a) The Columbia Parties jointly and severally agree to indemnify and hold harmless the Underwriters, each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and their respective partners, officers, directors, agents, attorneys, servants, employees, successors and assigns (each, a “Related Person”), against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Underwriters or any of their respective Related Persons may suffer or to which any Underwriter or any of their respective Related Persons may become subject under all applicable federal and state laws or otherwise, and reasonably related to or arising out of the Conversion or the Offering or the engagement of the Underwriters pursuant to, or the performance by the Underwriters, or any of them, of, the services contemplated by this Agreement, and to promptly reimburse each Underwriter or any of their respective Related Persons upon written demand for any reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel according to normal hourly rates) incurred by any Underwriter or any of their respective Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Pricing Prospectus (or any amendment or supplement thereto) or other instrument or document executed by any of the Columbia Parties or based upon written information supplied by any of the Columbia Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any Issuer Free Writing Prospectus prepared, made or executed by or on behalf of any of the Columbia Parties with its consent or based upon information furnished by or on behalf of any of the Columbia Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) are reasonably incurred by any Underwriter in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this clause (a). Notwithstanding any other provision of this Section 8(a), the Columbia Parties shall not be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement, or omission or alleged omission, made in reliance upon and in conformity with the Underwriter Information furnished to the Columbia Parties by or on behalf of the Underwriters expressly for use in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus. Provided further, that the Columbia Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by an Underwriter to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement, Prospectus or Pricing Prospectus, or from actions taken or omitted to be taken by an Underwriter in bad faith or from an Underwriter’s gross negligence or willful misconduct, and each Underwriter agrees, severally and not jointly, to repay to the Columbia Parties any amounts advanced to it (or any of its Related Persons) by the Columbia Parties in connection with matters as to which such Underwriter is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Columbia Parties and their Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which the Columbia Parties or any of their Related Persons may suffer or to which the Columbia Parties or any of their Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Columbia Parties and their Related Persons upon written demand for any reasonable expenses (including reasonable and documented out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Pricing Prospectus (or any amendment or supplement thereto) or any Blue Sky Applications or Issuer Free Writing Prospectus or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Underwriter’s obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Pricing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information furnished to the Columbia Parties by the Underwriters or their respective representatives (including counsel) expressly for use in such documents.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8, Section 9 or otherwise, except to the extent such failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the Columbia Parties nor any of the Underwriters shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that the indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim.

(d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Columbia Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its respective officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Columbia Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Columbia Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding the prior sentence, Section 8 and Section 9 hereof are subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC.

Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Columbia Parties or the Underwriters, the Columbia Parties and the Underwriters, severally and not jointly, shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Columbia Parties or the Underwriters from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) each Underwriter is responsible for that portion represented by the percentage that the sum of (A) the fees paid to that Underwriters pursuant to Section 4 of that certain Agency Agreement dated as of May 11, 2026, as in effect on the date hereof (the “Agency Agreement”) by and among the Representative and the Columbia Parties and (B) the total underwriting discount received by that Underwriter in connection with the sale of the Shares, less any portion of Underwriter’s Fees paid by or on behalf of the Underwriters to any assisting broker, but not including reimbursable expenses (such sum, the “Underwriter’s Fees”), bears to the total proceeds received by the Columbia Parties from the sale of the Shares in the Conversion, including the Shares sold in the Firm Commitment Underwritten Offering, net of all expenses of the Offering and (ii) the Columbia Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits received by the Columbia Parties on the one hand and the each Underwriter on the other from the Offering, but also the relative fault of the Columbia Parties on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Columbia Parties on the one hand and each Underwriter on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except the aggregate amount of all Underwriter’s Fees, net of all expenses of the Offering, received by the Columbia Parties bear, with respect to each Underwriter, to the total Underwriter’s Fees received by that Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Columbia Parties on the one hand or the Underwriters on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Columbia Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Underwriters shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to that Underwriter under this Agreement less the portion of such fees paid by the Underwriters to assisting brokers. It is understood and agreed that the above-stated limitation on the Underwriters’ liability is essential to the Underwriters and that the Underwriters would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Columbia Parties and the Underwriters under this Section 9 and under Section 8 shall be in addition to any duties, obligations and liabilities which the Columbia Parties and the Underwriters may otherwise have. For purposes of this Section 9, each of the Underwriters’ and the Columbia Parties’ officers, directors and controlling persons within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Columbia Parties and the Underwriters. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. Notwithstanding anything to the contrary in this Agreement, none of the Columbia Parties shall provide any contribution under this Agreement to the extent prohibited by applicable securities and banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC.

Section 10.

(a) If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b) In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days, in order to effect any required changes to the Registration Statement or Prospectus or any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.

(a) This Agreement may be terminated, subject to the provisions of this Section 11, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally on the New York Stock Exchange or on Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (ii) trading of any securities of or guaranteed by the Company or any subsidiary shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Shares shall have become effective, (iv) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (v) there has occurred any other Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or to enforce contracts for the sale of the Shares

(b) The Representative may also terminate this Agreement by notice given to the Company if at any time after this Agreement becomes effective following the occurrence of one or more of the following:

(i) In the event (a) the Plan is abandoned or terminated by the Columbia Parties; (b) the Company fails to consummate the sale of the minimum number of Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the applicable laws or regulations; or (c) immediately prior to commencement of the Firm Commitment Underwritten Offering, the Underwriters terminate this relationship because of material adverse changes in the condition of the Columbia Parties or the prospective market for the Company’s Common Stock as in the Underwriters’ good faith opinion would make it inadvisable to proceed with the Firm Commitment Underwritten Offering, sale or delivery of the Shares, and any such termination shall be without liability of any party to any other party except as otherwise provided herein.

(ii) If any of the conditions specified in Section 6 hereof shall not have been fulfilled when and as required by this Agreement or waived in writing by the Underwriters, this Agreement and all of the Underwriters’ obligations hereunder may be canceled by the Underwriters by notifying the Columbia Parties of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided herein.

(iii) If the Underwriters elect to terminate this Agreement as provided in Section 11(a) or Section 11(b), the Columbia Parties shall be notified by the Underwriters as provided in Section 12 hereof.

(iv) If this Agreement is terminated in accordance with the provisions of this Section 11, the Columbia Parties shall reimburse the Underwriters for all of their other actual, accountable, reasonable out-of-pocket expenses pursuant to this Agreement. The Underwriters shall be entitled to retain the Underwriter’s Fees paid to them pursuant to this Agreement and the Agency Agreement only in the case of a termination resulting from a material breach by the Columbia Parties of their obligations hereunder or the failure of a condition set forth in Section 6 to be satisfied; and in the case of any termination by the Representative pursuant to Section 11(a), the Underwriters shall not be entitled to retain, and shall promptly refund to the Columbia Parties, the portion of the Underwriter’s Fees solely attributable to the Firm Commitment Underwritten Offering and actually received by the Underwriters, it being understood and agreed, however, that the Underwriters’ obligation under this sentence is several and not joint.

(c) Either the Underwriters or the Columbia Parties may terminate this Agreement in the event any of the Columbia Parties (in the event of a termination initiated by the Underwriters) or any of the Underwriters (in the event of a termination initiated by the Columbia Parties) is in material breach of the representations and warranties or covenants in this Agreement and such breach has not been cured within 15 days after the party initiating termination provides notice of such breach to the breaching party. If this Agreement is terminated by the Underwriters under circumstances that would permit termination under Section 11(a) of this Agreement, then the provisions of Section 11 shall apply, regardless of whether this Agreement could also be terminated by the Underwriters under Section 11(b) or this Section 11(c).

(d) This Agreement may be terminated by the mutual written consent of the parties hereto.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 5 hereof and this Section 11; provided, that the provisions of Section 8 shall at all times be effective and shall survive such termination.

Section 12. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 70 West Madison Street, Suite 2401, Chicago, Illinois 60602, Attention: Robin Suskind (with copies to Nutter McClennen & Fish LLP, 155 Seaport Boulevard, Boston, Massachusetts, 02210, Attention: Michael K. Krebs, Esq. and to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Chief Counsel – Investment Banking), and, if sent to the Columbia Parties, shall be mailed, delivered or telegraphed and confirmed to the Company at 19-01 Route 208 North, Fair Lawn, New Jersey 07410, Attention: Thomas J. Kemly, President and Chief Executive Officer (with a copy to Kilpatrick Townsend & Stockton LLP, 701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20004, Attention: Christina M. Gattuso, Esq.).

Section 13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the indemnified parties referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation, other than the Underwriters, the Company and the indemnified parties and controlling persons referred to herein and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

Section 14.

(a) The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement including, without limitation, any suit or proceeding arising out of or relating to this Agreement, any transaction contemplated hereby, the Pricing Prospectus, the Prospectus, Registration Statement, the offering of the Shares or any other matter contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(b) The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

(c) The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(e) THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 17. This Agreement may be executed in separate counterparts, and by facsimile or electronic signatures (including in “.pdf” form), each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

Section 18. This Agreement is the exclusive agreement among the parties pertaining to the Firm Commitment Underwritten Offering and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the Firm Commitment Underwritten Offering. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages follow]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

KEEFE, BRUYETTE & WOODS, INC.

For themselves and as Representative of the other Underwriters named in Schedule I hereto

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

Columbia Financial, Inc.
(a Maryland corporation)

By:
Name:	Thomas J. Kemly
Title:	President and Chief Executive Officer

Solely for purposes of Sections 1, 8 and 9 herein:

Columbia Bank MHC
(a federal mutual holding company)

By:
Name:	Thomas J. Kemly
Title:	President and Chief Executive Officer

Columbia Financial, Inc.
(a Delaware corporation)

By:
Name:	Thomas J. Kemly
Title:	President and Chief Executive Officer

Columbia Bank
(a federally chartered savings bank)

By:
Name:	Thomas J. Kemly
Title:	President and Chief Executive Officer

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Shares to be Purchased
Keefe, Bruyette & Woods, Inc.	[	•]
Piper Sandler & Co.	[	•]
Brean Capital LLC	[	•]

Total	[	•]

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses

Columbia Financial, Inc. Investor Presentation dated [•], 2026.

Electronic Road Shows or Other Written Communications

None.

Pricing Information Conveyed Orally to Investors

The offering price per Share is $10.00.

The number of Shares to be purchased by the Underwriters is [•].

Schedule II